Exhibit 99.3

TRAWS PHARMA, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On April 1, 2024, Onconova Therapeutics, Inc., a Delaware corporation (the “Company”), acquired Trawsfynydd Therapeutics, Inc., a Delaware corporation (“Trawsfynydd”), in accordance with the terms of an Agreement and Plan of Merger, dated April 1, 2024 (the “Merger Agreement”), by and among the Company, Traws Merger Sub I, Inc., a Delaware corporation (“First Merger Sub”), Traws Merger Sub II, LLC, a Delaware limited liability company (“Second Merger Sub”), and Trawsfynydd. Pursuant to the Merger Agreement, First Merger Sub merged with and into Trawsfynydd, pursuant to which Trawsfynydd was the surviving corporation (the “First Merger”). Immediately following the First Merger, Trawsfynydd merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving entity and a wholly-owned subsidiary of the Company (the “Second Merger” and together with the First Merger, the “Merger”). The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Under the terms of the Merger Agreement, upon the consummation of the Merger on April 1, 2024, in exchange for the outstanding shares of capital stock of Trawsfynydd immediately prior to the effective time of the First Merger, the Company issued to the stockholders of Trawsfynydd an aggregate of (A) 3,549,538 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”) and (B) 10,359.916 shares of Series C Preferred Stock. In addition, the Company assumed all Trawsfynydd stock options immediately outstanding prior to the First Merger, each becoming an option to purchase Common Stock subject to adjustment pursuant to the terms of the Merger Agreement (the “Assumed Options”). No portion of the Assumed Options will be exercisable unless and until approved by the Company’s stockholders. Once exercisable, the Assumed Options will be exercisable for an aggregate of 9,138,611 shares of Common Stock. Following the effective time of the Second Merger, the Company’s changed its name to “Traws Pharma, Inc.”

Tungsten Partners LLC (“Tungsten”) acted as financial advisor to the Company in connection with the Merger. As partial compensation for services rendered by Tungsten, the Company issued to Tungsten and its affiliates and designees an aggregate of 168,601 shares of Common Stock and 535.4651 shares of Series C Preferred Stock.

On April 1, 2024, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with TPAV, LLC, an affiliate of Torrey Pines, and OrbiMed Private Investments VIII, LP, an affiliate of OrbiMed Advisors. Pursuant to the Securities Purchase Agreement, the Company agreed to issue and sell an aggregate of (i) 496,935 shares of Common Stock and (ii) 1,578.2120 shares of Series C Preferred Stock for an aggregate purchase price of approximately $14.7 million (collectively, the “Financing”). The closing of the Financing occurred concurrently with the closing of the Merger on April 1, 2024.

Each share of Series C Preferred Stock is automatically convertible into 10,000 shares of Common Stock, subject to shareholder approval and beneficial ownership limitations.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only, does not necessarily reflect what the actual consolidated results of operations and financial position would have been had the acquisition occurred on the dates assumed and may not be useful in predicting the future consolidated results of operations or financial position.

The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments that are described in the accompanying notes. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between the preliminary accounting and estimates reflected in the unaudited pro forma condensed combined financial information and the final accounting and estimates may occur as a result of changes in initial assumptions and related accounting, and the amount of cash used in the Company’s operations, and other changes in the Company’s assets and liabilities, which are expected to be completed after the closing of the Merger, may occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined Company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies and does not purport to represent the actual results of operations that the Company and Trawsfynydd would have achieved had the companies been combined during the periods presented and is not intended to project the future results of operations that the combined company may achieve after the Merger. The unaudited pro forma combined financial information does not reflect any potential cost savings that may be realized as a result of the Merger and also does not reflect any restructuring or integration-related costs to achieve those potential cost savings.

Accounting rules require evaluation of certain assumptions, estimates, or determination of financial statement classifications. During preparation of the unaudited pro forma condensed combined financial information, management has performed a preliminary analysis and is not aware of any material differences, and accordingly, this unaudited pro forma condensed combined financial information assumes no material differences in accounting policies of the two companies. Following the Merger, management will conduct a final review of the Company’s accounting policies in order to determine if differences in accounting policies require adjustment or reclassification of Trawsfynydd’s results of operations or reclassification of assets or liabilities to conform to the Company’s accounting policies and classifications. As a result of this review, management may identify differences that, when conformed, could have a material impact on these unaudited pro forma condensed combined financial statements.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X under the Securities Act of 1933, as amended (Securities Act) and presents the combined historical consolidated financial position and consolidated results of operations of the Company and the historical combined financial position and results of operations of Trawsfynydd, adjusted to give effect to (i) the Merger and Financing and (ii) the pro forma effects of certain assumptions and adjustments described in “Notes to the Unaudited Pro Forma Condensed Combined Financial Information” below.

The following unaudited pro forma combined financial information is presented to illustrate the estimated effects of the Merger and Financing, based on the historical financial statements and accounting records of the Company and Trawsfynydd after giving effect to the Merger and Financing and the related pro forma adjustments as described in the notes included below.

The unaudited pro forma combined statements of operations for the three months ended March 31, 2024 and for the year ended December 31, 2023 combine the historical statements of operations of the Company and Trawsfynydd, giving effect to the Merger and Financing as if they had occurred on January 1, 2023. The unaudited pro forma condensed combined balance sheet data assumes that the Merger and Financing took place on March 31, 2024, and combines the historical balance sheets of the Company and Trawsfynydd as of such date.

The unaudited pro forma condensed combined financial information, including the notes thereto, should be read in conjunction with the separate historical financial statements of the Company and Trawsfynydd, and their respective management’s discussion and analysis of financial condition and results of operations included elsewhere in this Current Report on Form 8-K/A.

The following unaudited pro forma condensed combined financial information and related notes are based on and should be read in conjunction with the following:

(i)	The accompanying notes to the unaudited pro forma condensed combined financial statements.

(ii)	The interim unaudited financial statements of the Company and the related notes included in its Quarterly Report on Form 10-Q as of and for the three months ended March 31, 2024;

(iii)	The historical audited financial statements of the Company and the related notes included in its Annual Report on Form 10-K as of and for the year ended December 31, 2023;

(iv)	The historical unaudited interim financial statements of Trawsfynydd and the related notes as of and for the three months ended March 31, 2024; and The historical audited financial statements of Trawsfynydd and the related notes as of and for the year ended December 31, 2023;

(v)	The Current Report on Form 8-K/A of the Company to which these unaudited pro forma condensed combined financial statements are attached as an exhibit.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2024

	Historical Onconova Therapeutics, Inc.	Historical Trawsfynydd Therapeutics, Inc.	Transaction Accounting Adjustments	Note References	Pro Forma Combined Traws Pharma, Inc.
Assets
Current assets:
Cash and cash equivalents	$16,390,000	$43,706	$12,209,820	A	$28,643,526
Receivables	18,000	-	-		18,000
Prepaid expenses and other current assets	1,745,000	-	-		1,745,000
Total current assets	18,153,000	43,706	12,209,820		30,406,526
Property and equipment, net	18,000				18,000
In-process research and development	-	-	-		-
Other non-current assets	1,000	-			1,000
Total assets	$18,172,000	$43,706	$12,209,820		$30,425,526
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,568,000	$-	$-		$6,568,000
Accrued expenses and other current liabilities	2,628,000	4,964,577	-		7,592,577
Deferred revenue	226,000	-	-		226,000
Total current liabilities	9,422,000	4,964,577	-		14,386,577
Deferred revenue, non-current	2,735,000	-	-		2,735,000
SAFE liability	-	48,069,545	(48,069,545)	B	-
Total liabilities	12,157,000	53,034,122	(48,069,545)		17,121,577

Commitments and contingencies

Redeemable convertible preferred stock	-	12,287,547	99,961,277	C	112,248,824

Stockholders' equity:
Common stock	211,000	20	42,131	D	253,151
Additional paid in capital	493,448,000	4,084,826	7,173,580	D	504,706,406
Accumulated deficit	(487,614,000)	(69,362,809)	(46,897,623)	D	(603,874,432)
Accumulated other comprehensive loss	(30,000)	-	-		(30,000)
Total stockholders' equity	6,015,000	(65,277,963)	(39,681,912)		(98,944,875)
Total redeemable convertible preferred stock, liabilities and stockholders' equity	$18,172,000	$43,706	$12,209,820		$30,425,526

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2024

	Historical Onconova Therapeutics, Inc.	Historical Trawsfynydd Therapeutics, Inc.	Transaction Accounting Adjustments	Note References	Pro Forma Combined Traws Pharma, Inc.
Revenue	$56,000	$-	$-		$56,000
Operating expenses:
General and administrative	3,356,000	3,336,801	6,871,641	E, H	13,564,442
Research and development	1,912,000	120,879	-		2,032,879
Total operating expenses	5,268,000	3,457,680	6,871,641		15,597,321
Loss from operations	(5,212,000)	(3,457,680)	(6,871,641)		(15,541,321)
Other income, net	229,000	(16,112,545)	16,112,545	F	229,000
Net loss	(4,983,000)	(19,570,225)	9,240,904		(15,312,321)
Net loss per share, basic and diluted	$(0.24)				$(0.61)
Basic and diluted weighted average shares outstanding	21,043,458		4,215,074	G	25,258,532

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2023

	Historical Onconova Therapeutics, Inc.	Historical Trawsfynydd Therapeutics, Inc.	Transaction Accounting Adjustments	Note References	Pro Forma Combined Traws Pharma, Inc.
Revenue	$226,000	$-	$-		$226,000
Operating expenses:
General and administrative	9,094,000	20,197,580	7,819,704	E, H	37,111,284
Research and development	11,430,000	4,036,149	-		15,466,149
Total operating expenses	20,524,000	24,233,729	7,819,704		52,577,433
Loss from operations	(20,298,000)	(24,233,729)	(7,819,704)		(52,351,433)
Other income, net	1,350,000	(17,708,000)	17,708,000	F	1,350,000
Net loss	(18,948,000)	(41,941,729)	9,888,296		(51,001,433)
Net loss per share, basic and diluted	$(0.90)				$(2.02)
Basic and diluted weighted average shares outstanding	20,988,863		4,215,074	G	25,203,937

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements

TRAWS PHARMA, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSEDCOMBINED FINANCIAL STATEMENTS

Note 1. Basis of presentation

Description of the Transactions

On April 1, 2024, the Company acquired Trawsfynydd through the Merger. Upon the consummation of the Merger, in exchange for the outstanding shares of capital stock of Trawsfynydd immediately prior to the effective time Merger, the Company issued to the stockholders of Trawsfynydd an aggregate of (A) 3,549,538 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”) and (B) 10,359.916 shares of Series C Preferred Stock. In addition, the Company assumed all Trawsfynydd stock options immediately outstanding prior to the First Merger, each becoming an option to purchase Common Stock subject to adjustment pursuant to the terms of the Merger Agreement (the “Assumed Options”). No portion of the Assumed Options will be exercisable unless and until approved by the Company’s stockholders. Once exercisable, the Assumed Options will be exercisable for an aggregate of 9,138,611 shares of Common Stock.

Tungsten Partners LLC (“Tungsten”) acted as financial advisor to the Company in connection with the Merger. As partial compensation for services rendered by Tungsten, the Company issued to Tungsten and its affiliates and designees an aggregate of 168,601 shares of Common Stock and 535.46510 shares of Series C Preferred Stock.

On April 1, 2024, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with TPAV, LLC, an affiliate of Torrey Pines, and OrbiMed Private Investments VIII, LP, an affiliate of OrbiMed Advisors. Pursuant to the Securities Purchase Agreement, the Company agreed to issue and sell an aggregate of (i) 496,935 shares of Common Stock and (ii) 1,578.2120 shares of Series C Preferred Stock for an aggregate purchase price of approximately $14.7 million (collectively, the “Financing”). The closing of the Financing occurred concurrently with the closing of the Merger on April 1, 2024.

Each share of Series C Preferred Stock is automatically convertible into 10,000 shares of Common Stock, subject to shareholder approval and beneficial ownership limitations.

Pursuant to the Merger Agreement, the Company has agreed to hold a stockholders’ meeting to submit the following matters to its stockholders for their consideration: (i) the approval of the conversion of shares of Series C Preferred Stock into shares of Common Stock in accordance with the rules of the Nasdaq Stock Market LLC and (ii) if deemed necessary or appropriate by the Company or as otherwise required by applicable law or contract, the approval of an amendment to the Company’s certificate of incorporation, as amended (the “Charter”), to authorize sufficient shares of Common Stock for the conversion of Series C Preferred Stock issued pursuant to the Merger.

Basis of Presentation

The unaudited pro forma condensed combined financial information was preliminarily prepared with the Merger being accounted for as an asset acquisition by the Company of Trawsfynydd. Upon completion of the Merger and Financing, the Company will obtain control of Trawsfynydd’s assets consisting primarily of cash and in-process research and development (“IPR&D”).

In accordance with U.S. GAAP, the Company must first assess whether an integrated set of assets and activities should be accounted for as an acquisition of a business or an asset acquisition. The assets acquired did not include any processes, such as an organized workforce. Therefore, the Company will account for the acquisition of Trawsfynydd as an asset acquisition.

Under the asset acquisition method of accounting, the assets acquired and liabilities assumed are recognized and measured at fair value and no goodwill is recorded or recognized. Acquired IPR&D that has no future alternative use is expensed at the time of acquisition.

The unaudited pro forma condensed combined financial statements have been prepared based on the Company’s and Trawsfynydd’s historical financial information, giving effect to the acquisition and related adjustments described in these notes to show how the acquisition might have affected the historical financial statements if it had been completed on January 1, 2023 for the purposes of the unaudited pro forma condensed combined statements of operations, and as of March 31, 2024, for purposes of the unaudited pro forma condensed combined balance sheet.

The pro forma adjustments reflecting the consummation of the Merger are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Merger based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, anticipated synergies, operating efficiencies, tax savings, or other savings or expenses that may be associated with the integration of the two companies and does not purport to represent the actual results of operations that the Company and Trawsfynydd would have achieved had the companies been combined during the periods presented and is not intended to project the future results of operations that the combined company may achieve after the Merger.

Note 2. Estimated consideration and preliminary purchase price allocation

The estimated fair value of the consideration transferred of $111.4 million, inclusive of the estimated Company transaction costs incurred in connection with the asset acquisition, $6.8 million of which are expected to be incurred subsequent to March 31, 2024 is summarized as follows:

Common stock	$3,549,538
Series C Preferred Stock	93,231,824
Assumed Options	7,085,483
Company transaction costs	7,472,716
Total consideration transferred	$111,339,561

The following table summarizes the allocation of the estimated fair value of the consideration transferred to the net assets acquired and is based on the Trawsfynydd balance sheet as of March 31, 2024:

Assets acquired:
Cash and cash equivalents	$43,706
Total assets acquired	43,706
Liabilities assumed:
Accrued expenses and other current liabilities	4,964,577
Total liabilities assumed	4,964,577
Net assets acquired	$(4,920,871)
In process research and development	116,260,432
Total consideration transferred	$111,339,561

The above allocation of the purchase price is based upon certain preliminary valuations and other analyses that have not been completed as of the date of this filing. Any changes in the estimated fair values of the net assets recorded for this asset acquisition upon the finalization of more detailed analyses of the facts and circumstances that existed at the date of the Merger will change the allocation of the purchase price. As such, the purchase price allocations for the acquisition are preliminary estimates, which are subject to change.

Note 3. Transaction accounting adjustments

Adjustments included in the column under the heading “Transaction Accounting Adjustments” are primarily based on information contained within the Merger Agreement. Further analysis will be performed after the completion of the Merger to confirm these estimates or make adjustments in the final purchase price allocation, as necessary. The transaction adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

A.	Reflects the net proceeds from the Financing and the payment of transaction costs associated with the asset acquisition of Trawsfynydd.

Proceeds from Financing, net of fees	$14,698,935
Payment of cash transaction costs	(2,489,115)
Pro forma adjustment	$12,209,820

B.	Reflects the elimination of Trawsfynydd’s Simple Agreement for Future Equity (“SAFE”) liability which was settled as part of the Merger.

C.	Reflects the recording of the (i) elimination of Trawsfynydd historical redeemable convertible preferred stock balance, (ii) issuance of 10,359.916 of the Company’s shares of Series C Preferred Stock to Trawsfynydd stockholders, (iii) issuance of 1,578 of the Company’s shares of Series C Preferred Stock as a result of the Financing which resulted in cash proceeds of $14.2 million, and (iv) issuance of 535 of the Company’s shares of Series C Preferred Stock to Tungsten that are reflected as transaction costs related to the Merger:

	Series C Preferred Stock
	Shares	Amount	Total
Elimination of Trawsfynydd's historical redeemable convertible preferred stock	(2,466,888)	$(12,287,547)	$(12,287,547)
Issuance of Series C Preferred Stock to Trawsfynydd's stockholders	10,359	93,231,824	93,231,824
Issuance of Series C Preferred Stock related to the Financing	1,578	14,202,000	14,202,000
Issuance of Series C Preferred Stock to Tungsten	535	4,815,000	4,815,000
Pro forma adjustment	(2,454,416)	$99,961,277	$99,961,277

D.	Reflects the recording of the (i) elimination of Trawsfynydd historical equity balances, (ii) issuance of 3,549,538 of the Company’s Common Stock to Trawsfynydd stockholders, (iii) exchange of Trawsfynydd stock options for the Company’s replacement stock options (i.e., the Assumed Options), (iv) issuance of 496,935 shares of Common Stock as a result of the Financing which resulted in cash proceeds of $0.5 million, (v) issuance of 168,601 shares of Common Stock to Tungsten that are reflected as transaction costs related to the Merger, and (vi) the immediate expensing of acquired Trawsfynydd IPR&D as it has no future alternative use:

	Common Stock
	Shares	Amount	Additional paid- in-capital	Accumulated other comprehensive loss	Accumulated deficit	Total
Elimination of Trawsfynydd's historical equity balances as of March 31, 2024	(200,000)	$(20)	$(4,084,826)	$-	$69,362,809	$65,277,963
Issuance of Common Stock to Trawsfynydd's stockholders	3,549,538	35,495	3,514,043	-	-	3,549,538
Exchange of Trawsfynydd stock options for stock options of the Company	-	-	7,085,483	-	-	7,085,483
Issuance of Common Stock related to the Financing	496,935	4,969	491,966	-	-	496,935
Issuance of Common Stock to Tungsten	168,601	1,686	166,915	-	-	168,601
Expensing of acquired IPR&D	-	-	-	-	(116,260,432)	(116,260,432)
Pro forma adjustment	4,015,074	$42,131	$7,173,580	$-	$(46,897,623)	$(39,681,912)

E.	Represents the recognition of $6.8 million of the Company’s estimated transaction costs to be incurred subsequent to March 31, 2024. The transaction costs are expensed as incurred as substantially all of the value acquired is within the Trawsfynydd IPR&D asset that has no alternative future use. These transaction costs will not affect the Company’s statement of operations beyond 12 months after the Merger.

F.	Reflects the elimination of the loss on change in fair value related to Trawsfynydd’s Safe liability which was settled as part of the Merger.

G.	The pro forma combined basic and diluted loss per share have been adjusted to reflect the pro forma net loss for the three months ended March 31, 2024 and the pro forma net loss attributable to common stockholders for the year ended December 31, 2023. In addition, the number of shares used in calculating the pro forma combined basic and diluted loss per share has been adjusted assuming that the estimated total number of shares of common stock of the combined company that will be issued in connection with the Merger and Financing have been outstanding for the entirety of all periods presented. The following table sets forth the calculation of the pro forma adjustment to the weighted-average number of common shares outstanding — basic and diluted.

Issuance of Common Stock as a result of the Merger	3,718,139
Issuance of Common Stock as a result of the Financing	496,935
Pro forma adjustment	4,215,074

H.	Reflects the $86,747 of stock-based compensation cost recognized as a result of the post combination service portion of the Assumed Options.